Exhibit 99.1

IEC ANNOUNCES FISCAL 2019 FIRST QUARTER RESULTS

Newark, New York, February 6, 2019 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2019 first quarter ended December 28, 2018.

IEC reported revenues of $35.4 million for the first quarter of fiscal 2019, an increase of 68% as compared to revenues of $21.2 million for the fiscal 2018 first quarter ended December 29, 2017. Gross profit margin for the first quarter of fiscal 2019 improved to 14.3% as compared to 7.2% in the same quarter last year. Selling and administrative expenses increased to $3.4 million but decreased as a percentage of sales to 9.5%, as compared to $2.8 million or 13.2% of sales in the first quarter of fiscal 2018. The Company reported net income of $1.1 million, or $0.10 per basic and diluted share for the first quarter of fiscal 2019, compared to a net loss of $0.5 million, or a loss of $0.05 per basic and diluted share, which includes a $0.10 benefit from a one-time tax adjustment, in the first quarter of fiscal 2018.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “We’re pleased to have delivered a strong start to fiscal 2019, reflected in significantly increased revenue and enhanced profitability. As we expected, in addition to year over year improvement, we also achieved sequential revenue growth of 4% compared to the fourth quarter of 2018, a notable development as historically our first quarter performance typically shows a sequential decline. This growth is purely organic, driven largely by our ability to win new programs from existing customers, reflecting growing confidence in IEC as a dependable manufacturing partner and the value of our portfolio of vertically integrated offerings. Furthermore, we continued to see strong bookings, achieving an increased book to bill ratio of 1.6:1 at December 28, 2018, up from 1.3:1 at September 30, 2018, resulting in a double digit growth to our overall company backlog.

“Our industry and our Company continue to experience the effects of global component shortages and we are focused on managing our workforce and inventory levels so that we remain in the position to efficiently convert our strong backlog. In order to support our customers as their orders move from backlog to production, we invest in labor and overhead as necessary to ensure we can support the needs of our expanding customer base.”

Mr. Schlarbaum concluded, “As we continue through fiscal 2019, we believe we’re competitively positioned to capture additional market share and grow our leadership position as a reliable and consistent manufacturing partner for life-saving and mission critical products. We are excited by the opportunities we’re seeing in the marketplace and from our vantage point today, we maintain our expectation of delivering double digit year over year growth in fiscal 2019.”

Conference Call:

IEC will host a conference call, today, Wednesday, February 6, 2019 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2019 first quarter ended December 28, 2018.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (866) 682-6100. International callers may access the call by dialing (862)298-0702.
A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference ID: 41835.
To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.investorcalendar.com/event/41835. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system

Exhibit 99.1

assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100D, ISO 13485, and Nadcap accredited.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; risks related to the accuracy of the estimates and assumptions we used to revalue our net deferred tax assets in accordance with the Tax Cuts and Jobs Act of 2017; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Audra Gavelis
Director of Marketing & Investor Relations
IEC Electronics Corp.
(315) 332-4559
agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 28, 2018 and SEPTEMBER 30, 2018
(unaudited; in thousands, except share and per share data)

	December 28, 2018	September 30, 2018
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	22,716	25,168
Unbilled contract revenue	6,103	—
Inventories	37,214	34,126
Other current assets	1,527	1,747
Total current assets	67,560	61,041

Property, plant and equipment, net	19,966	20,110
Deferred income taxes	8,419	8,855
Other long-term assets	697	442
Total assets	$96,642	$90,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,841	$1,449
Current portion of capital lease obligation	316	306
Accounts payable	28,611	28,689
Accrued payroll and related expenses	2,223	1,796
Other accrued expenses	527	458
Customer deposits	8,673	7,595
Total current liabilities	42,191	40,293

Long-term debt	18,754	16,002
Long-term capital lease obligation	6,942	7,027
Other long-term liabilities	1,700	1,750
Total liabilities	69,587	65,072

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,313,998 and 11,304,393 shares, respectively
Outstanding: 10,258,510 and 10,248,905 shares, respectively	102	102
Additional paid-in capital	47,492	47,326
Accumulated deficit	(18,950)	(20,463)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	27,055	25,376
Total liabilities and stockholders’ equity	$96,642	$90,448

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED DECEMBER 28, 2018 and DECEMBER 29, 2017
(unaudited; in thousands, except share and per share data)

	Three Months Ended
	December 28, 2018	December 29, 2017

Net sales	$35,441	$21,156
Cost of sales	30,382	19,638
Gross profit	5,059	1,518

Selling and administrative expenses	3,352	2,788
Operating income/(loss)	1,707	(1,270)

Interest and financing expense	323	234
Income/(loss) before income taxes	1,384	(1,504)

Income tax expense/(benefit)	312	(1,010)

Net income/(loss)	$1,072	$(494)

Net income/(loss) per common share:
Basic	$0.10	$(0.05)
Diluted	$0.10	$(0.05)

Weighted average number of shares outstanding:
Basic	10,262,397	10,204,413
Diluted	10,495,429	10,204,413